As filed with the Securities and Exchange Commission on June 18, 1998.

                                                Registration No. _______________

--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 RES-CARE, INC.
               (Exact name of Company as specified in its charter)

           KENTUCKY                                              61-0875371
(State or other jurisdiction of                               (I.R.S. Employee
incorporation or organization)                               Identification No.)

                             10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223
                    (Address of principal executive offices)

                              ---------------------

                     RES-CARE, INC. 1998 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                              ---------------------

RONALD G. GEARY                                  COPY TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER
RES-CARE, INC.                                   HENRY D. KAHN
10140 LINN STATION ROAD                          PIPER & MARBURY, L.L.P.
LOUISVILLE, KENTUCKY 40223                       36 CHARLES STREET
(502) 394-2100                                   BALTIMORE, MARYLAND  21201-3018
(Name, address and telephone number,             (410) 576-1686
including area code, of agent for service)

                             -----------------------


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
            TITLE OF SECURITIES               AMOUNT TO BE        OFFERING PRICE       AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                  REGISTERED           PER SHARE                 PRICE              FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                       750,000            $19.75(2)            $14,812,500          $4,369.69
                                                Shares(1)
=========================================================================================================================

(1) Plus such additional shares as may become issuable by reason of the antidilution provisions of the Plan.

(2) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457, a proposed offering price of 19.75, the average of high and low prices on June 16, 1998 as reported by the Nasdaq National Market System, was used.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The following documents have been incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998; and

                  (c) The description of the Registrant's Common Stock, no par value, contained in the Registration Statement on Form S-3 (Reg. No. 333-23599) as such description may be amended or updated.

         All documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 271B.8-510 of the Kentucky Business Corporation Act (the "KBCA") permits the indemnification by a corporation of any director who is made party to a threatened, pending or completed action, suit or proceeding because he is or was a director of such corporation. To be eligible for indemnification, such person must have conducted himself in good faith and reasonably believed that his conduct, if undertaken in his official capacity with the corporation, was in the corporation's best interests, and, if not in his official capacity, was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director must also not have reasonable cause to believe his conduct was unlawful. A director may not be indemnified under the above-referenced section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit by him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 271B.8-510 of the

KBCA in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding.
Section 271B.8-560 of the KBCA provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors. Mandatory indemnification against reasonable expenses incurred in connection with a proceeding is provided for by the KBCA, unless otherwise limited by the corporation's articles of incorporation, where a director or officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. A court of competent jurisdiction may also order indemnification if the director is fairly and reasonably entitled thereto in view of all relevant circumstances, whether or not he met the applicable standard of conduct or was adjudged liable to the corporation.

                  The KBCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the KBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation against liability asserted against or incurred by such parties in their respective capacity with the corporation.

                  Article X of the Registrant's Amended and Restated Articles of Incorporation, as amended, and Article X of the Registrant's Bylaws provide indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law.

ITEM 8.           EXHIBITS.

                  Exhibit No.           Description of Exhibit

                  4.1...................Res-Care, Inc. 1998 Omnibus Stock Plan

                  4.2...................Amended and Restated Articles of
                                        Incorporation of the Registrant's.
                                        Exhibit No. 3.1 of the Registrant's
                                        Registration Statement on Form S-1 (File
                                        No. 33-48749) is hereby incorporated by
                                        reference.

                  4.3...................Amendment to Amended and Restated
                                        Articles of Incorporation of the
                                        Registrant. Exhibit No. 3.1 to the
                                        Registrant's Registration Statement on
                                        Form S-3 (Reg. No. 333-32573) is hereby
                                        incorporated by reference.

                  4.4...................Bylaws of the Registrant. Exhibit No.
                                        3.2 of the Registrant's Registration
                                        Statement on Form S-1 (File No.
                                        33-48749) is hereby incorporated by
                                        reference.

                  5.....................Opinion of Reed Weitkamp Schell Cox &
                                        Vice *

                  23.1..................Consent of KPMG Peat Marwick LLP *

                  23.2..................Consent of Reed Weitkamp Schell Cox &
                                        Vice (contained in their opinion filed
                                        as Exhibit 5)

                  24....................Powers of Attorney (included on the
                                        signature page of this Registration
                                        Statement) *

                  *.....................Filed herewith.

ITEM 9.           UNDERTAKINGS.

                  A.       The undersigned Registrant hereby undertakes:

                           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    i.      To include any prospectus required
                                            by Section 10(a)(3) of the
                                            Securities Act of 1933;

                                    ii.     To reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of this Registration
                                            Statement (or the most recent
                                            post-effective amendment hereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in this Registration Statement;

                                    iii.    To include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in this Registration
                                            Statement or any material change to
                                            such information in this
                                            Registration Statement;

                                            Provided, however, that paragraphs
                                            A(1)(i) and A(1)(ii) shall not apply
                                            if the information required to be
                                            included in a post-effective
                                            amendment by those paragraphs is
                                            contained in periodic reports filed
                                            by the Registrant pursuant to
                                            Section 13 or Section 15(d) of the
                                            Securities Exchange Act of 1934 that
                                            are incorporated by reference in
                                            this Registration Statement.

                           2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to
                           Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the KBCA, the Amended and Restated Articles of Incorporation, as amended, and the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Kentucky on this 18th day of June, 1998.



                                       By: /S/ RONALD G. GEARY
                                           -------------------------------------
                                           Ronald G. Geary
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints James R. Fornear, Ronald G. Geary and E. Halsey Sandford, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


SIGNATURE                                                     TITLE                                           DATE
---------                                                     -----                                           ----
/S/ JAMES R. FORNEAR                                  Chairman of the Board                              June 18, 1998
--------------------                                        Director


/S/ RONALD G. GEARY                                         President                                    June 18, 1998
-------------------                                  Chief Executive Officer
                                                            Director


/S/ E. HALSEY SANDFORD                                  Senior Executive                                 June 18, 1998
----------------------                                      Director

SIGNATURE                                                     TITLE                                           DATE
---------                                                     -----                                           ----
/S/ RALPH G. GRONEFELD, JR.                     Acting Executive Vice President,                         June 18, 1998
---------------------------                        Finance and Administration
                                                     Chief Financial Officer
                                                  Principal Accounting Officer


/S/ SEYMOUR L. BRYSON                                       Director                                     June 18, 1998
---------------------

/S/ W. BRUCE LUNSFORD                                       Director                                     June 18, 1998
---------------------

/S/ SPIRO B. MITSOS                                         Director                                     June 18, 1998
-------------------

                                  EXHIBIT INDEX




     Exhibit Number                                   Description                                      Number
     --------------                                   -----------                                      ------
           4.1            Res-Care, Inc. 1998 Omnibus Stock Plan

           4.2 Amended and Restated Articles of Incorporation of the Registrant. Exhibit No. 3.1 of the Registrant's
                          Registration Statement on Form S-1 (File No. 33-
                          48749) is hereby incorporated by reference.

           4.3            Amendment to Amended and Restated Articles of
                          Incorporation of the Registrant. Exhibit No. 3.1 to the Registrant's Registration Statement on Form S-3
                          (Reg. No. 333-32573) is hereby incorporated by reference.

           4.4            Bylaws of the Registrant.  Exhibit No. 3.2 of the
                          Registrant's Registration Statement on Form S-1 (File
                          No. 33-48749) is hereby incorporated by reference.

            5             Opinion of Reed Weitkamp Schell Cox & Vice *

          23.1            Consent of KPMG Peat Marwick LLP *

          23.2            Consent of Reed Weitkamp Schell Cox & Vice
                          (contained in their opinion filed as Exhibit 5)

           24 Powers of Attorney (included on the signature page of this Registration Statement) *

            *             Filed herewith.